EXHIBIT 12.3

     PUBLIC SERVICE COMPANY OF OKLAHOMA (CONSOLIDATED)
             RATIO OF EARNINGS TO FIXED CHARGES
         FOR THE TWELVE MONTHS ENDED JUNE 30, 1995
                  (Thousands Except Ratio)
                        (Unaudited)


Operating Income                                       $103,240

Adjustments:
  Federal and state income taxes                         34,946
  Provision for deferred Federal
    and state income taxes                               (1,494)
  Deferred investment tax credits                        (2,789)
  Other income and deductions                             4,040
  Allowance for borrowed and equity funds
    used during construction                              3,475

        Earnings                                       $141,418


Fixed Charges:
   Interest on long-term  debt                         $ 29,594
   Amortization of debt issuance cost                     1,568
   Other interest                                         3,600

        Fixed Charges                                  $ 34,762


Ratio of Earnings to Fixed Charges                         4.07